UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2026

Allied Gaming & Entertainment Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38226	82-1659427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, Suite 500

New York, New York 10151

(Address of principal executive offices, including zip code)

(646) 768-4240

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AGAE	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2026, Mr. Yushi Guo and Mr. Jerry Qin each resigned from the Board of Directors of the Company and from all committees thereof on which they served, effective immediately.

Following the resignations, the Board of Directors reconstituted its committees. The Audit Committee now consists of Mao Sun, Jingsheng Lu and Yuanfei Qu. The Compensation Committee now consists of Yuanfei Qu, Chi Zhao and Mao Sun. The Nominating and Corporate Governance Committee now consists of Chi Zhao, Jingsheng Lu and Mao Sun.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED GAMING & ENTERTAINMENT, INC.

Date: March 30, 2026	By:	/s/ Roy Anderson
Roy Anderson
Chief Financial Officer